                              REUTER MANUFACTURING, INC.

                  DETAIL COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                  -------------  -------------
                                                   Three Months   Three Months
                                                      Ended          Ended
                                                  June 30, 1997  June 30, 1996
                                                  -------------  -------------
Income (loss) before extraordinary item             $  815,472     $   56,737
  Extraordinary item - gain on debt
  restructuring (Note 2)                             3,431,052      7,249,018
                                                    ----------     ----------
  Net income                                        $4,246,524     $7,305,755
                                                    ----------     ----------
                                                    ----------     ----------
Net income (loss) per common and common
 equivalent share:
  Primary:
Income (loss) before extraordinary item             $      .17     $      .02
  Extraordinary item - gain on debt
  restructuring (Note 2)                                   .72           2.27
                                                    ----------     ----------
 Net income (loss) per common and common equivalent
 share                                              $      .89     $     2.29
                                                    ----------     ----------
                                                    ----------     ----------
  Fully diluted:
Income (loss) before extraordinary item             $      .17     $      .01
  Extraordinary item - gain on debt
  restructuring (Note 2)                                   .72           1.83
                                                    ----------     ----------
 Net income (loss) per common and common equivalent
 share                                              $      .89     $     1.84
                                                    ----------     ----------
                                                    ----------     ----------
Primary:
  Weighted average number of common shares
  outstanding during the year                        4,473,785      3,191,520

  Add common equivalent shares relating to
  outstanding options to purchase common stock
  using the treasury stock method                      227,691

  Add dilutive impact of the exercise of a stock
  purchase warrant which was granted to John G.
  Kinnard Company                                       40,110
                                                    ----------     ----------

  Weighted average number of common and common
  equivalent shares outstanding                      4,741,586      3,191,520
                                                    ----------     ----------
                                                    ----------     ----------
Fully Diluted:
  Weighted average number of common shares
  outstanding during the year                        4,473,785      3,191,520

  Add common equivalent shares relating to
  outstanding options to purchase common stock
  using the treasury stock method                      233,208

  Add dilutive impact of the exercise of the
  contingent stock purchase warrant which was
  granted to Sanwa Business Credit Corporation
  on June 8, 1996                                                     768,496

  Add dilutive impact of the exercise of a stock
  purchase warrant which was granted to John G.
  Kinnard Company                                       40,110
                                                    ----------     ----------
  Weighted average number of common and common
  equivalent shares outstanding                      4,747,103      3,960,016
                                                    ----------     ----------
                                                    ----------     ----------
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                              REUTER MANUFACTURING, INC.

                  DETAIL COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                     (CONTINUED)
                                                   -------------  -------------
                                                    Six Months      Six Months
                                                       Ended          Ended
                                                   June 30, 1997  June 30, 1996
                                                   -------------  -------------
Income (loss) before extraordinary item             $1,464,341     $ (129,236)
  Extraordinary item - gain on debt
  restructuring (Note 2)                             3,431,052      7,249,018
                                                    ----------     ----------
  Net income                                        $4,895,393     $7,119,782
                                                    ----------     ----------
                                                    ----------     ----------
Net income (loss) per common and common
 equivalent share:
  Primary:
Income (loss) before extraordinary item             $      .36     $     (.04)
  Extraordinary item - gain on debt
  restructuring (Note 2)                                   .84           2.27
                                                    ----------     ----------
  Net income (loss) per common and common
  equivalent share                                  $     1.20     $     2.23
                                                    ----------     ----------
                                                    ----------     ----------
  Fully diluted:
Income (loss) before extraordinary item             $      .36     $     (.04)
  Extraordinary item - gain on debt
  restructuring (Note 2)                                   .84           2.03
                                                    ----------     ----------
  Net income (loss) per common and common
  equivalent share                                  $     1.20     $     1.99
                                                    ----------     ----------
                                                    ----------     ----------
Primary:
  Weighted average number of common shares
  outstanding during the year                        3,846,344      3,191,520

  Add common equivalent shares relating to
  outstanding options to purchase common stock
  using the treasury stock method                      222,495

  Add dilutive impact of the exercise of a stock
  purchase warrant which was granted to John G.
  Kinnard Company                                       20,165
                                                    ----------     ----------
  Weighted average number of common and common
  equivalent shares outstanding                      4,089,004      3,191,520
                                                    ----------     ----------
                                                    ----------     ----------
Fully Diluted:
  Weighted average number of common shares
  outstanding during the year                        3,846,344      3,191,520

  Add common equivalent shares relating to
  outstanding options to purchase common stock
  using the treasury stock method                      233,208

  Add dilutive impact of the exercise of the
  contingent stock purchase warrant which was
  granted to Sanwa Business Credit Corporation
  on June 8, 1996                                                     384,248

  Add dilutive impact of the exercise of a stock
  purchase warrant which was granted to John G.
  Kinnard Company                                       20,165
                                                    ----------     ----------
  Weighted average number of common and common
  equivalent shares outstanding                      4,099,717      3,575,768
                                                    ----------     ----------
                                                    ----------     ----------